SCHEDULE 14A INFORMATION

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Intevac, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, which will be held May 14, 2003, at 10:00 a.m., local time, at the our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven (7) directors of Intevac, (ii) to approve the 2003 Employee Stock Purchase Plan and reserve the issuance of 250,000 shares thereunder and (iii) to ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2003.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

      After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our Transfer Agent no later than May 11, 2003. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of Intevac’s 2002 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

Sincerely yours,

Kevin Fairbairn
President and Chief Executive Officer

Santa Clara, California

March 24, 2003

IMPORTANT

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope.

INTEVAC, INC.

3560 Bassett Street
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2003

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, to be held May 14, 2003 at 10:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Kevin Fairbairn, Dave S. Dury, Robert D. Hempstead, David N. Lambeth, Robert Lemos and H. Joseph Smead.

2. To approve the 2003 Employee Stock Purchase Plan and reserve the issuance of 250,000 shares thereunder.

3. To ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Only shareholders of record at the close of business March 17, 2003 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

Santa Clara, California
March 24, 2003

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

PROXY STATEMENT
GENERAL
VOTING RIGHTS
QUORUM; ABSTENTIONS; BROKER NON-VOTES
REVOCABILITY OF PROXIES
SOLICITATION OF PROXIES
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS
BOARD MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
PROPOSAL NO. 2: APPROVAL OF THE 2003 INTEVAC EMPLOYEE STOCK PURCHASE PLAN AND RESERVE THE ISSUANCE OF 250,000 SHARES THEREUNDER
PURCHASE PLAN TRANSACTIONS
PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
OTHER BUSINESS
SHAREHOLDER PROPOSALS
Appendix A -- Corporate Governance Guidelines
Appendix B -- Compensation Committee Charter
Appendix C -- Audit Committee Charter
INTEVAC, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

INTEVAC, INC.
To Be Held May 14, 2003

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held May 14, 2003, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record March 17, 2002 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about April 2, 2003.

VOTING RIGHTS

      The close of business March 17, 2003 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, Intevac had 12,179,520 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by 147 shareholders of record. We believe that approximately 1,500 beneficial owners hold shares through brokers, fiduciaries and nominees. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by Intevac’s Board of Directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, we intend to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

REVOCABILITY OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of Intevac an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

      Intevac will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Intevac. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not currently intend to solicit proxies other than by mail.

      The Annual Report of Intevac for the fiscal year ended December 31, 2002 has been mailed concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for each such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the seven nominees named below unless authority to vote for any such nominee is withheld. All seven nominees are currently directors of Intevac, and all except Mr. Dury and Mr. Lemos were elected to the Board by the shareholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Intevac. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.

NOMINEES

      Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with Intevac	Age

Norman H. Pond	Chairman of the Board	64
Kevin Fairbairn	President and Chief Executive Officer	49
David S. Dury(1)	Director	54
Robert D. Hempstead(1)(2)	Director	59
David N. Lambeth(2)	Director	55
Robert Lemos(1)	Director	62
H. Joseph Smead	Director	77

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

      Mr. Pond is a founder of Intevac and has served as Chairman of the Board since February 1991. Mr. Pond served as President and Chief Executive Officer from February 1991 until July 2000 and again from

September 2001 through January 2002. Mr. Pond holds a BS in physics from the University of Missouri at Rolla and a MS in physics from the University of California at Los Angeles.

      Mr. Fairbairn joined Intevac as President and Chief Executive Officer in January 2002 and was appointed a Director of Intevac in February 2002. Mr. Fairbairn was employed by Applied Materials from July 1985 to January 2002, most recently as Vice-President and General Manager of the Conductor Etch Organization with responsibility for the Silicon and Metal Etch Divisions. From 1996 to 1999, Mr. Fairbairn was General Manager of Applied’s Plasma Enhanced Chemical Vapor Deposition Business Unit and from 1993 to 1996, he was General Manager of Applied’s Plasma Silane CVD Product Business Unit. Mr. Fairbairn holds a MA in Engineering Sciences from Cambridge University.

      Mr. Dury has served as a Director of Intevac since July 2002. Mr. Dury is a co-founder of Mentor Capital Group, a venture capital firm. From 1996 to 2000, Mr. Dury served as Senior Vice-President and Chief Financial Officer of Aspect Development, a software development firm. Mr. Dury holds a BA in psychology from Duke University and an MBA from Cornell University.

      Dr. Hempstead has served as a Director of Intevac since March 1997 and served as Chief Operating Officer of Intevac from April 1996 through June 1999. Dr. Hempstead served as Chief Technology Officer at Veeco Instruments from December 1999 to December 2002. Dr. Hempstead is currently a self-employed consultant. Dr. Hempstead holds a BS and MS in electrical engineering from the Massachusetts Institute of Technology and a Ph.D. in physics from the University of Illinois.

      Dr. Lambeth has served as a Director of Intevac since May 1996. Dr. Lambeth has been Professor of both Electrical and Computer Engineering and Material Science Engineering at Carnegie Mellon University since 1989. Dr. Lambeth was Associate Director of the Data Storage Systems at Carnegie Mellon University from 1989 to 1999. Since 1988, Dr. Lambeth has been the owner of Lambeth Systems, an engineering consulting and research firm. Dr. Lambeth holds a BS in electrical engineering from the University of Missouri and a Ph.D. in physics from the Massachusetts Institute of Technology.

      Mr. Lemos has served as a Director of Intevac since August 2002. Mr. Lemos retired from Varian Associates, Inc. in 1999 after 23 years, including serving as Vice-President and Chief Financial Officer from 1988 to 1999. Mr. Lemos has a BS in Business from the University of San Francisco, a JD in law from Hastings College and a LLM in law from New York University.

      Dr. Smead has served as a Director of Intevac since February 1991. Dr. Smead joined Kaiser Aerospace and Electronics Corporation (“Kaiser”) in 1974 and served as Kaiser’s President from 1974 until October 1997. Dr. Smead served as President and Chairman of the Board of Directors of K Systems, Inc., Kaiser’s parent company, from 1977 until October 1997. Dr. Smead served as Chairman of the Board of Directors of Kaiser until December 1999. Dr. Smead resigned as a director of Kaiser and its subsidiaries in December 2000. Dr. Smead holds a BS in electrical engineering from the University of Colorado, a MS in electrical engineering from the University of Washington and a Ph.D. in electrical engineering from Purdue University.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held twelve meetings during fiscal 2002. All members of the Board of Directors during fiscal 2002 attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served (based on the time that each member served on the Board of Directors and the committees). There are no family relationships among executive officers or directors of Intevac. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors’ Corporate Governance Guidelines are attached as Appendix A.

      The Audit Committee of the Board of Directors held four meetings during fiscal 2002. The Audit Committee, which during 2002 comprised Mr. Dury (after his appointment in July 2002), Dr. Hempstead and Dr. Lambeth, is responsible for assisting the Board of Directors in oversight and monitoring of (i) the integrity of the financial statements of Intevac, (ii) the compliance by Intevac with legal and regulatory requirements,

(iii) the qualifications, independence and performance of Intevac’s external auditors and (iv) Intevac’s internal accounting and financial controls. In 2003, Mr. Lemos was appointed to the Audit Committee, replacing Dr. Lambeth.

      The Compensation Committee of the Board of Directors held one meeting during fiscal 2002. The Compensation Committee, which during 2002 comprised Dr. Lambeth and Dr. Smead, has responsibility for the compensation of Intevac’s executive officers and employees, including approving executive officer compensation plans, stock option grants, succession plans and compensation strategy for Intevac’s employees. In 2003, Dr. Hempstead was appointed to the Compensation Committee, replacing Dr. Smead.

DIRECTOR COMPENSATION

      Through 2002, directors of Intevac did not receive fees for services provided as a director. Beginning in 2003, non-employee directors of Intevac will receive a retainer of $3,000 per quarter as compensation for their efforts serving on the board and its subcommittees. Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. We do not pay fees for committee participation or special assignments of the Board of Directors. The directors are eligible to receive periodic option grants under the Discretionary Option Grant Programs in effect under the 1995 Stock Option/ Stock Issuance Plan. Under the Discretionary Option Grant Program, all directors are eligible to receive option grants, when and as determined by the Board of Directors. During the 2002 fiscal year, Dr. Hempstead, Dr. Lambeth and Dr. Smead each received option grants of 5,000 shares and Mr. Dury and Mr. Lemos each received option grants of 30,000 shares under the Discretionary Option Grant Program.

Required Vote

      The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

      The Board of Directors recommends that shareholders vote FOR election of all of the above nominees for election as directors.

PROPOSAL NO. 2:

APPROVAL OF THE 2003 INTEVAC EMPLOYEE STOCK PURCHASE PLAN AND

RESERVE THE ISSUANCE OF 250,000 SHARES THEREUNDER

      The Intevac Employee Stock Purchase Plan (the “1995 ESPP”) was adopted by our Board of Directors on September 14, 1995 and approved by our shareholders in October 1995. Employees have participated in the 1995 ESPP since November 1995. The 1995 ESPP is scheduled to terminate in January 2005.

      Our Board of Directors has determined that it is in our best interests and the best interests of our shareholders to terminate the 1995 ESPP, adopt a new employee stock purchase plan and make an additional 250,000 shares available for purchase under the new plan. As such, the Board of Directors has put forth for approval of our shareholders the 2003 Intevac Employee Stock Purchase Plan, which is intended to supercede and replace the 1995 ESPP following the next scheduled purchase under the 1995 ESPP. If our shareholders approve the adoption of the new employee stock purchase plan, the total number of shares available to be issued under such plan will be 250,000 plus any shares remaining from the 1995 ESPP. As of the date of Board of Directors’ adoption of the employee stock purchase plan, no purchase rights had yet been granted under the new employee stock purchase plan.

Description of the 2003 Intevac Employee Stock Purchase Plan

General

      The 2003 Intevac Employee Stock Purchase Plan (the “Plan”) was adopted by our Board of Directors in January 2003. The purpose of the Plan is to provide employees with an opportunity to purchase our common stock through payroll deductions.

Administration

      The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Plan are determined by our Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility

      Each of our employees, or the employees of our designated subsidiaries, whose customary employment is for more than twenty hours per week and more than five months per year is eligible to participate in the Plan; except that no employee shall be granted a purchase right under the Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the total voting power or total value of our stock or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year. Eligible employees will have the opportunity to first elect to enter into an offering period approximately twice per year.

Offering Period

      Shares of our common stock will be offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. Each offering period shall be of a duration determined by the Plan administrator prior to the start date and will be comprised of a series of one or more successive purchase intervals. Purchase intervals will last approximately six (6) months and will run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. Should the fair market value of our common stock on any purchase date within an offering period be less than the fair market value per share on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares on such purchase date, and a new offering period shall commence on the next business day following the purchase date. The duration of the new offering period will be established by the Plan administrator within five (5) business days following the start date.

Purchase Price

      The purchase price of our common stock acquired under the Plan will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the first day of the offering period (or, if higher, on the participant’s entry date into the offering period) or (ii) the fair market value on the semi-annual purchase date. The fair maket value of our common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in the Wall Street Journal.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions throughout each purchase interval. A participant may elect to have up to 10% of his or her compensation deducted each payroll period. The number of shares of our common stock a participant may purchase in each purchase interval during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase interval by the purchase price; provided, however, that a participant may not purchase more than 750 shares each purchase interval.

Withdrawal

      Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment

      Upon termination of a participant’s employment for any reason, including disability or death, his or her purchase right and participation in the Plan will immediately cease. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Adjustments; Merger or Change of Control

      Adjustments. In the event of any stock split, stock dividend or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan.

      Merger or Change of Control. In the event of any merger or “change of control,” as defined in the Plan, the successor corporation or a parent or subsidiary of such successor corporation will assume Intevac’s obligations under the Plan or substitute participation in an equivalent plan. In the event the successor corporation refuses to do so, the Board of Directors shall shorten the purchase interval and offering period then in progress by setting a new purchase date and the current offering period shall end on the new purchase date.

Amendment and Termination of the Plan

      Our Board of Directors may at any time terminate or amend the Plan. No amendment shall be effective unless it is approved by the shareholders, if such amendment would require shareholder approval in order to comply with Section 423 of the Code.

Certain Federal Income Tax Information.

      The following brief summary of the effect of federal income taxation upon the participant and Intevac with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

      The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from (1) the first day of the applicable offering period (or, if later, the first day the participant entered the offering period) and (2) one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day the participant entered the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Accounting Treatment

      Under current accounting rules, the issuance of Common Stock under the Plan will not result in a compensation expense chargeable against Intevac’s reported earnings. However, we must disclose, in footnotes to our financial statements, the impact the purchase rights granted under the Plan would have upon Intevac’s reported earnings were the value of those purchase rights treated as compensation expense.

Stock Issuances

      Given that the number of shares that may be purchased under the Plan is determined, in part, on our common stock’s value on the enrollment date of each participant and the last day of the purchase interval and given that participation in the Plan is voluntary on part of employees, the actual number of shares that may be purchased by an individual is not determinable.

      The table below shows, as to each of Intevac’s executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the 1995 ESPP during 2002, together with the weighted average purchase price paid per share.

PURCHASE PLAN TRANSACTIONS

	Number of	Weighted Average
Name	Purchased Shares	Purchase Price

Norman H. Pond, Chairman of the Board	—	—
Kevin Fairbairn, President and Chief Executive Officer	750	$2.491
Charles B. Eddy III, Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary	773	$2.522
Verle Aebi, President of Photonics Technology Division	1,500	$2.521
All executive officers as a group	3,023	$2.513
All employees, including current officers who are not executive officers, as a group	104,997	$2.522

Required Vote

      The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required for approval of the 2003 Intevac Employee Stock Purchase Plan. Should such shareholder approval not be obtained, then no purchase rights will be granted under the Plan, and the 1995 ESPP will continue in effect until the available reserve of Common Stock under the 1995 ESPP is issued.

      The Board of Directors recommends that shareholders vote FOR the adoption of the 2003 Intevac Employee Stock Purchase Plan and reserve the issuance of 250,000 shares thereunder.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected Grant Thornton LLP as Intevac’s independent public accountants for the fiscal year ending December 31, 2003. Grant Thornton LLP began auditing Intevac’s financial statements in 2000. Its representatives are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid To Accountants For Services Rendered During 2002

Audit Fees:

      Audit fees billed to Intevac by Grant Thornton LLP during our 2002 fiscal year for review of Intevac’s annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $164,000. We also paid Grant Thornton’s predecessor accountant, Ernst & Young LLP $5,500 for their review of financial statements included in Intevac’s annual report on Form 10-K.

Financial Information Systems Design and Implementation Fees:

      We did not engage Grant Thornton LLP to provide advice to Intevac regarding financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees:

      Fees billed to Intevac by Grant Thornton LLP during the 2002 fiscal year for all other non-audit services rendered to us, including tax related services, totaled $122,000.

      Shareholder ratification of the selection of Grant Thornton LLP as Intevac’s independent public accountants is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Intevac and its shareholders.

Required Vote

      The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the year ending December 31, 2003.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of Intevac’s Common Stock as of March 10, 2003 by (i) all persons known by us to be beneficial owners of five percent (5%) or more of our outstanding Common Stock based upon a review of filings made pursuant to Sections 13(d), 13(f) and 13(g) with the Securities and Exchange Commission during 2002, (ii) each director of Intevac and each nominee for director, (iii) the Chief Executive Officer and each of the three other executive officers of Intevac serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000, and (iv) all executive officers and directors of Intevac as a group.

	Amount and Nature of
	Beneficial Ownership(1)

Name and Address of Beneficial Owner	Number of Shares	Percent Owned(2)

Foster City LLC	5,600,000	46.0%
395 Mill Creek Circle
Vail, CO 81657
Norman H. Pond(3)	1,210,576	9.7%
3560 Basset Street
Santa Clara, CA 95054
State of Wisconsin Investment Board	947,100	7.8%
P.O. Box 7842
Madison, WI 53707
Royce & Associates LLC	865,300	7.1%
1414 Avenue of the Americas
New York, NY 10019
Kevin Fairbairn(4)	75,499	*
Charles B. Eddy(5)	174,115	1.4%
Verle Aebi(6)	89,615	*
David S. Dury(7)	30,000	*
Robert D. Hempstead(8)	141,999	1.2%
David N. Lambeth(9)	50,000	*
Robert Lemos(10)	33,000	*
H. Joseph Smead(11)	5,642,683	46.2%
All directors and executive officers as a group (9 persons)(12)	7,447,487	61.1%

*	Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 10, 2003, including, but not limited to, upon the exercise of an option or conversion of convertible debt.

(2)	Percentage of beneficial ownership is based upon 12,179,520 shares of Common Stock that were outstanding March 10, 2003. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of March 10, 2003, including, but not limited to, upon the exercise of an option or conversion of convertible debt; however, such Common Stock is not considered outstanding for the purpose of computing the percentage owned by any other individual as required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3)	Includes 818,100 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80; 37,500 shares plus 144,857 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2009, both held by the Pond 1996 Charitable Remainder Unitrust, both of whose trustees are

Norman Hugh Pond and Natalie Pond; options exercisable for 163,333 shares of Common Stock outstanding under the 1995 Stock option/ Stock Issuance Plan (the “1995 Option Plan”) and 28,286 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2009.

(4)	Includes options exercisable for 62,499 shares of Common Stock under the 1995 Option Plan.

(5)	Includes 84,141 shares held by the Eddy Family Trust DTD 02/09/00, whose trustees are Charles Brown Eddy III and Melissa White Eddy, options exercisable for 73,366 shares of Common Stock under the 1995 Option Plan and 5,714 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2009.

(6)	Includes options exercisable for 45,899 shares of Common Stock under the 1995 Option Plan.

(7)	Includes options exercisable for 30,000 shares of Common Stock under the 1995 Option Plan.

(8)	Includes options exercisable for 139,999 shares of Common Stock under the 1995 Option Plan.

(9)	Includes options exercisable for 50,000 shares of Common Stock under the 1995 Option Plan.

(10)	Includes options exercisable for 30,000 shares of Common Stock under the 1995 Option Plan.

(11)	Includes options exercisable for 27,500 shares of Common Stock under the 1995 Option Plan and 5,600,000 shares held by Foster City LLC. Dr. Smead is a director of Intevac and a managing member of Foster City. Dr. Smead disclaims beneficial ownership in the shares of Intevac held by Foster City except to the extent of his pecuniary interest therein arising from his interest in Foster City.

(12)	Includes options exercisable for 622,596 shares of Common Stock under the 1995 Option Plan and 178,857 shares held in the form of Intevac’s Convertible Subordinated Notes due March 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires Intevac’s directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 of Common Stock and other equity securities of Intevac. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Intevac with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2002, our officers, directors and holders of more than ten percent of the our common stock complied with all Section 16(a) filing requirements, with the following exception. Intevac’s CEO, Kevin Fairbairn, filed one late report on a Form 4, covering the acquisition of 2,000 shares of Intevac’s Common Stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by (i) Intevac’s Chief Executive Officer and (ii) each of the three other executive officers of Intevac whose salary and bonus was in excess of $100,000 for the 2002 fiscal year, for services rendered in all capacities to Intevac and its subsidiaries for each of the last three fiscal years. Such individuals are referred to as the “Named Executive Officers”. No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2002 fiscal year resigned or terminated employment during that fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Years	Salary($)(1)	Bonus	Options (#)	Compensation(2)

Norman H. Pond	2002	$140,805	—	—	$3,562
Chairman of the Board	2001	349,313	—	—	4,456
	2000	292,724	—	—	2,966
Kevin Fairbairn(3)	2002	216,734	—	250,000	2,312
President and Chief	2001	—	—	—	—
Executive Officer	2000	—	—	—	—
Charles B. Eddy III	2002	184,304	—	—	2,373
Vice President, Finance and	2001	181,456	—	5,000	2,359
Administration, Chief Financial	2000	173,664	—	—	1,094
Officer, Treasurer and Secretary
Verle Aebi	2002	186,294	—	—	2,247
President of Photonics	2001	183,914	—	5,000	2,238
Technology Division	2000	176,243	—	—	975

(1)	Includes salary deferral contributions to Intevac’s 401(k) Plan.

(2)	The indicated amount for each Named Executive Officer comprises the contributions made by Intevac on behalf of such individual to our 401(k) Plan, which match part of such officer’s salary deferral contributions to that plan, plus the cost of any life insurance in excess of $50,000 paid by Intevac.

(3)	Mr. Fairbairn joined Intevac in January 2002 as President and Chief Executive Officer, replacing Norman Pond.

Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2002. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted to those individuals during such year.

Individual Grants
Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted(2)	2002	($/Share)(3)	Date	5%	10%

Norman H. Pond	—	—	—	—	—	—
Kevin Fairbairn	250,000	60.3%	$2.63	01/24/12	$413,498	$1,047,886
Charles B. Eddy III	—	—	—	—	—	—
Verle Aebi	—		—		—	—

(1)	There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	Option shares become fully exercisable with respect to (i) 20% of the shares upon the optionee’s completion of one year of service measured from the grant date and (ii) the balance of the shares in equal monthly installments over the balance of the four-year period thereafter. In addition, the option shares vest in full upon an acquisition of Intevac by merger or asset sale, unless such option is assumed by the acquiring entity. Each option has a maximum term of 10 years measured from the option grant date, subject to earlier termination following the optionee’s cessation of service with Intevac. Each option also includes a limited stock appreciation right which provides the optionee with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of Intevac’s outstanding voting securities, to surrender the option to Intevac, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the hostile tender offer over (ii) the option exercise price payable per share.

(3)	The exercise price may be paid in cash, or in shares of our Common Stock valued at fair market value on the exercise date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the 2002 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (2) to the Stock Options table above, no stock appreciation rights were outstanding at the end of that year.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	in-the-Money
			Options/SARs at	Options/SARs at
			Fiscal Year-End(#)	Fiscal Year-End
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized(1)	Unexercisable	Unexercisable(2)

Norman H. Pond	—	—	163,333/0	$0/0
Kevin Fairbairn	—	—	0/250,000	$0/340,000
Charles B. Eddy III	—	—	73,366/8,300	$17,034/3,302
Verle Aebi	—	—	45,899/11,500	$18,986/3,514

(1)	Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

(2)	Based on the market price of $3.990 per share, which was the closing price per share of Intevac’s Common Stock on the Nasdaq National Market on the last day of the 2002 fiscal year, less the exercise price payable for such shares. Options for which the exercise price is greater than $3.990 are excluded from this calculation.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans at December 31, 2002.

	(a)		(c)
	Number of securities	(b)	Number of securities
	to be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights	warrants and rights	compensation plans

(1)
Equity compensation plans approved by security holders(2)	1,850,082	$5.02	401,715
Equity compensation plans not approved by security holders	—	$—	—

Total	1,850,082	$5.02	401,715

(1)	Excludes securities reflected in column (a).

(2)	Included in the column (c) amount are 185,946 shares available for future issuance under Intevac’s 1995 Employee Stock Purchase Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      None of our executive officers except Kevin Fairbairn has an employment agreement with Intevac, and each individual’s employment may be terminated at any time at the discretion of the Board of Directors. For Mr. Fairbairn, in the event of the involuntary termination of his position as President and Chief Executive Officer for any reason not involving good cause, conditioned upon his execution of a waiver and release of claims that is acceptable to Intevac, we will continue to pay his base salary for twelve months following such termination.

      Pursuant to the express provisions of the 1995 Stock Option/ Stock Issuance Plan, the outstanding options under the 1995 Option Plan held by the Chief Executive Officer and our other executive officers would immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Option Plan would immediately vest, if their employment were to be terminated either involuntarily or through a forced resignation within twelve (12) months after any acquisition of Intevac by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as Administrator of the 1995 Plan to provide for the accelerated vesting of the outstanding options under the 1995 Option Plan held by the Chief Executive Officer and our other executive officers, and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Option Plan, if their employment were to be terminated either involuntarily or through a forced resignation following a hostile take-over of Intevac effected through a successful tender offer for more than fifty percent of our outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

      The purpose of the Compensation Committee of the Board of Directors is to discharge the Board’s responsibilities relating to compensation of Intevac’s executive officers and employees. The Committee has overall responsibility for: approving executive officer compensation plans, reviewing and approving an annual report on executive compensation for inclusion in our Proxy statement, reviewing succession plans on an annual basis and oversight of compensation strategy for Intevac’s employees with attention to key employees.

      In addition, the Compensation Committee has exclusive responsibility for administering the 1995 Stock Option/ Stock Issuance Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. In carrying out its duties, the Compensation Committee has access to independent compensation consultants and outside survey data. The Compensation Committee is currently comprised of two non-employee independent directors named below. The Compensation Committee’s responsibilities are further defined in its Charter, attached as Appendix B.

      In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of Intevac’s Chief Executive Officer, the next three most highly compensated executive officers and other key officers.

      Compensation Philosophy. Intevac operates in diverse technology market segments, each with varying growth rates in any point in time. To succeed, each business must have specific strategies, tactics, and measures of performance appropriate to their competitive environment, as well as compensation programs to support their objectives.

      Our Committee relies on four core aspects with regards to executive compensation policies and practices.

•	Market Driven: Our programs are structured to be competitive both in their design and in the total compensation opportunity they offer. Comparison groups will vary by business based on the leading competitors in the industries in which we compete for business and in the markets in which we compete for talent.

•	Shareholder-Aligned: To focus on the common linkage to Intevac, employees have some portion of their compensation dependent upon our financial performance.

•	Performance-Based: Employees have their pay linked to a combination of company, team and individual performance. The specific measures of success that apply and the forms of compensation that are affected vary by business and by position. Individual performance is objectively assessed via a formal performance management process.

•	Values-Oriented: The design and administration of our compensation programs are supportive of Intevac’s values and commitment to diversity. Our assessments of individual performance are measured against the company’s values.

      Total Annual Compensation. After reviewing compensation information from various surveys of companies in the high technology industry that compete with Intevac for executive talent and/or have revenues comparable to Intevac’s revenues, the Committee determines each officer’s total annual cash compensation. Our goal is to target base pay near the median level and establish total cash compensation based on achieved performance goals. Achievement of targeted goals would result in total cash compensation at approximately the market 50% percentile.

      Bonuses. Our Compensation Committee has the power to set target bonuses for each officer based on his or her potential impact on Intevac’s operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the bonus plan depends on the achievement of business unit and financial performance goals and overall company performance.

      Long-Term Stock-Based Incentive Compensation. Long-term incentives are provided through stock option grants. Our committee believes that stock options motivate our officers to maximize shareholder value and to remain employed with Intevac. All Intevac stock options have a per share exercise price equal to the fair market value of Intevac’s stock on the grant date.

      The size of the option grant to each officer is designed to create a meaningful opportunity for stock ownership and is based upon the officer’s current position with Intevac, internal comparability with option grants made to other Intevac executives, the officer’s current level of performance and the officer’s potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the officer, to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our officers.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. During the fiscal year ended December 31, 2002, Mr. Fairbairn received a base salary of $216,734 (Mr. Fairbairn joined Intevac in late January 2002 and his annual base salary was set at $245,000.) His base salary was set at a level which the Compensation Committee believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within our industry. In January 2003, based on the consideration of a combination of quantitative and qualitative factors, the Committee approved a $85,000 bonus for Mr. Fairbairn for his performance in 2002, which was paid in February 2003.

      TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to all of Intevac’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to any of our executive officers for the 2003 fiscal year will exceed that limit. In addition, Intevac’s 1995 Stock Option/ Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

      This report is submitted by the Compensation Committee.

Robert D. Hempstead (Chairman)
David N. Lambeth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of our Board of Directors was formed September 14, 1995 and during 2002 was comprised of David N. Lambeth and H. Joseph Smead. Neither of these individuals was at any time during fiscal 2002, or at any other time, an officer or employee of Intevac. No executive officer of Intevac serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

      COMPOSITION. The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and experience requirements of an Audit Committee member as set forth in the rules of the Securities and Exchange Commission and Nasdaq currently in effect.

      RESPONSIBILITIES. The Audit Committee operates under a written charter that has been adopted by the Board. The Audit Committee is responsible for assisting the Board of Directors in oversight and monitoring of (i) the integrity of the financial statements of Intevac, (ii) the compliance by Intevac with legal and regulatory requirements, (iii) the qualifications, independence and performance of Intevac’s external auditors and (iv) Intevac’s internal accounting and financial controls. Intevac’s management is responsible for maintaining: (a) Intevac’s books of account and preparing periodic financial statements based thereon; and (b) the system of internal controls. The independent accountants are responsible for auditing Intevac’s annual financial statements. The Audit Committee’s responsibilities are further defined in its Charter, which is attached as Appendix C.

      Review with Management and Independent Accountants. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed with management and the independent accountants Intevac’s audited consolidated financial statements contained in Intevac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

2. The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

3. The Audit Committee has received from the independent accountants, Grant Thornton LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Grant Thornton LLP the independent accountants’ independence.

4. The Audit Committee has considered whether the provision of services covered by Audit Fees and All Other Fees is compatible with maintaining the independence of Grant Thornton LLP.

      Based on the review and discussion referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Intevac’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

      The Audit Committee has recommended to the Board that Grant Thornton LLP be selected as Intevac’s independent accountants for the fiscal year ending December 31, 2003

      This report is submitted by the Audit Committee.

David S. Dury (Chairman)
Robert D. Hempstead
Robert Lemos

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Common Stock of Intevac with that of the NASDAQ Stock Market Total Return Index, a broad market index published by the Center for Research in Security Prices (“CRSP”), and the NASDAQ Computer Manufacturers Stock Total Return Index compiled by CRSP. The comparison for each of the periods assumes that $100 was invested December 31, 1997 in Intevac’s Common Stock, the stocks included in the NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Computer Manufacturers Stock Total Return Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 31, 1997

AMONG INTEVAC, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND
NASDAQ COMPUTER MANUFACTURERS TOTAL RETURN INDEX

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Intevac, Inc.	$100	$65	$36	$32	$24	$41
Nasdaq Stock Market Total Return Index	100	141	262	157	125	86
Nasdaq Computer Manufacturers Total Return Index	100	218	462	260	179	119

      Notwithstanding anything to the contrary set forth in any of Intevac’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation, the preceding Audit Committee Report and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such reports or graph be incorporated by reference into any future filings.

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

      Proposals of shareholders which are intended to be presented at our Annual Meeting of Shareholders to be held in 2004 must be received by Intevac no later than December 3, 2003 to be included in the proxy statement and proxy relating to that meeting. If a shareholder intends to raise a proposal at our 2004 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement relating to the meeting and the shareholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act by March 31, 2004, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2004 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration, Chief
Financial Officer, Treasurer and Secretary

March 24, 2003

Appendix A — Corporate Governance Guidelines

INTEVAC CORPORATE GOVERNANCE GUIDELINES

Document Number 0081471701 Revision B

Approved January 30, 2003 by Board of Directors

Overview — The Role of the Board of Directors:

      It is the paramount duty of the Board of Directors to oversee the CEO and other senior management in the competent and ethical operation of the corporation. To satisfy this duty the directors will take a proactive, focused approach to their position, and set standards to ensure that the corporation is committed to business success through maintenance of the highest standards of responsibility and ethics.

      Directors bring to the corporation a wide range of experience, knowledge and judgment, and bring these skills to bear for the corporation. These varied skills mean that good governance depends on far more than a “check the box” approach to standards or procedures. The governance structure in the company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

      Effective directors maintain an attitude of constructive skepticism and careful review. Our directors know that their job requires them to ask probing questions of management and to take the action necessary to get accurate and honest answers. Our directors also rely on the advice, reports and opinions of management, counsel and our expert advisers. In doing so the board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

      Finally our board prides itself on keeping up to date on best governance practices. We, working together with management and our advisers, look to the knowledge and information of others in the governance debate for additional information on how to manage our affairs. We particularly note the recent efforts by the various exchanges as well as the Securities and Exchange Commission and the Business Roundtable to promote better governance. We intend to continually monitor the way we govern ourselves, including reviewing whether there are alternatives or new ideas which would strengthen our governance structures.

Director Qualifications:

      The board shall have a majority of directors who meet the criteria for independence established by the NASDAQ. Any member of the Board of Directors may suggest director candidates. The Board will evaluate candidates considering the appropriate skills and characteristics required of board members as well as the composition of the board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, skills, and experience in such areas as operations, technology, finance, marketing, manufacturing and the general needs of the board. Nomination will require approval of a majority of the Board of Directors and a majority of the Independent Directors. The Board, together with the Chairman of the Board, should extend the actual invitation to join the board.

      The board currently has 7 members. The board reviews from time to time the appropriateness of its size. The board would consider expanding its size to accommodate outstanding candidates.

      The board will have the opportunity to review the appropriateness of the continued service of directors who change their position or responsibility that they held when they were elected to the board.

      Each board member must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as director. In any event, no director shall serve on more than three additional public company boards. Directors should advise the Board of any invitations to join the board of any other public company prior to accepting another directorship.

      The board believes that term limits are on balance not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company.

Director Responsibilities:

      The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should generally be able to rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors. The directors should have the benefit of directors’ and officers’ insurance, paid by the company, to indemnification to the fullest extent practical and consistent with the Company’s charter and California law, and to exculpation as provided by California law and the Company’s charter.

      Board members are expected to rigorously prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Information and data that is important to the board’s understanding of the business to be conducted at a board or committee meeting should generally be distributed in writing to the directors prior to the meeting, so that board meeting time may be conserved and discussion time focused on questions that the board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

      The board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The board believes these issues should be considered as part of the board’s broader succession planning process.

      The Chairman of the Board will establish the agenda for each board meeting and the Secretary will distribute it in advance to the board. At the beginning of each year the Chairman will, to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company’s long-term strategic plans and the big-picture challenges faced by the Company in executing on these plans during at least one board meeting per year.

      The board’s policy is to have a separate meeting time for the outside directors. Such meetings should occur on at least a quarterly basis. The Lead Independent Director will be selected by the outside directors and will assume the responsibility of chairing the regularly scheduled meetings of outside directors and bear such further responsibilities that the outside directors as a whole might designate from time to time.

      The board believes that management speaks for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

Board Committees:

      An Audit Committee and Compensation Committee of the board shall exist at all times. All of the members of these committees will meet the criteria for independence established by the Nasdaq Stock Market. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. The board in accordance with the charter and principles of that committee will appoint committee members. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

      Each committee shall have its own charter. The charter will set forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership, procedures for committee member nomination and removal, committee organization and functioning and how the committee will communicate with the board. The charters will provide that each committee will meet to review its performance at least once a year.

      The Chairman of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determine the frequency and length of committee meetings and develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full board.

      The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance. The board may, from time to time, form new committees as it deems appropriate.

Director Access to Officers and Employees:

      The board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company.

      The board welcomes the attendance of senior officers at each board meeting. The board also encourages management to schedule managers to present at board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the board.

Director Compensation:

      The form and amount of director compensation will be determined by the non-independent members of the Board of Directors who will conduct an annual review of director compensation.

CEO Evaluation:

      The Compensation Committee will conduct an annual review of the CEO’s performance, in accordance with the charter and principles of that committee. The board will review the committee’s report to ensure that the current CEO is providing the best leadership for the Company, from a short, intermediate and long-term perspective.

Management Succession:

      The Compensation Committee should conduct an annual review on succession planning, in accordance with the charter and principles of that committee. The committee should report its recommendation to the board. The entire board, along with the committee, will nominate and evaluate potential successors to the CEO. The CEO should make available his or her recommendation for potential successors, together with the reasons for such recommendation and any suggested strategy or development plans for that person.

Director Orientation and Continuing Education:

      The Company will have an orientation program for new directors. The orientation program will include presentations that review the Company’s business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs, and its internal and independent auditor. The Orientation should include an introduction to the Company’s senior management, visits its corporate headquarters and to the extent practicable it’s significant facilities.

Appendix B — Compensation Committee Charter

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF INTEVAC, INC.

Document Number 0081471901 Revision B

Approved January 30, 2003 by Board of Directors

Purpose:

      The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Intevac, Inc. (the “Company”) shall be to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and employees. The Committee has overall responsibility for:

1. Approving executive officer compensation plans.

2. Approving stock option grants.

3. Review and approval of an annual report on executive compensation for inclusion in the Company’s Proxy statement.

4. Oversight of succession plans on an annual basis.

5. Oversight of compensation strategy for the Company’s employees with attention to key employees on an annual basis.

      The Company’s HR Director, working in concert with the Company’s CEO and CFO, is responsible for support of the Compensation Committee and the preparation of proposals for review and approval by the Compensation Committee.

Committee Membership and Organization:

      The Compensation Committee will be appointed by and will serve at the discretion of the Board. The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee shall meet the (i) independence requirements of the listing standards of The Nasdaq National Market, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Compensation Committee will be appointed by the Board and will serve at the discretion of the Board. The Compensation Committee shall elect a Chairman at any time the membership changes or when circumstances make this appropriate.

Committee Responsibilities and Authority:

1. The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) the equity compensation, (d) employment agreements (if any), severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

2. The Compensation Committee may make recommendations to the board with respect to incentive compensation plans.

3. The Compensation Committee shall make regular reports to the Board.

4. The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

5. The Compensation Committee shall annually review its own performance.

B-1

      The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal and accounting sources.

Meetings:

      The Compensation Committee will meet at least once annually to review compensation plans and strategy. The Compensation Committee will also meet for additional meetings by teleconference and by unanimous written consent as are necessary to carry out the duties of its charter.

Minutes:

      The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The HR Director will act as Secretary of the Compensation Committee. On an annual basis the Compensation Committee Chairman will review the Compensation Committee Checklist to insure that all necessary Compensation Committee duties have been addressed and submit a completed Compensation Committee Checklist to the Chairman of the Company.

B-2

Appendix C — Audit Committee Charter

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF INTEVAC, INC.

Document Number 0081471601 Revision B

Approved January 30, 2003 by Board of Directors

Purpose:

      The purpose of the Audit Committee of the Board of Directors of Intevac, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) requires be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

1. Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

      The Audit Committee shall elect a Chairman at any time the membership changes or when circumstances make this appropriate.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3. Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4. Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

5. Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly un-audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the documents prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

6. Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

7. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

8. Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

9. Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

10. Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

11. Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13. Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

14. Reviewing the Company’s compliance with employee benefit plans;

15. Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

16. If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

17. As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

18. Reviewing and approving in advance any proposed related party transactions;

19. Reviewing its own charter, structure, processes and membership requirements;

20. Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

21. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Reviewing its performance on an annual basis.

Meetings:

      The Audit Committee will establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will also hold additional meetings, with any personnel it deems necessary, if it deems additional meetings necessary to carrying out its duties.

      The Audit Committee will meet at least once each quarter to review and approve the quarterly/ annual financial results prepared by management. Attendees at the meeting will include the:

1. Audit Committee

2. CEO and CFO

3. The Company’s Auditors

4. Others as appropriate

      During these quarterly reviews, Management will review the following:

1. Status of action items from the previous meeting

2. Revenue breakdown

3. Inventory valuation and reserves

4. Accounts receivable greater than 60 days old and bad debt reserves

5. Warranty reserves

6. Significant estimates and any unusual items

7. Draft earnings press release

8. Any other items requiring routine Audit Committee review or requested by the Audit Committee

9. Any other items not noted above that are appropriate for audit committee review (the objective here is to put the onus on management to make sure that the Audit Committee is briefed on all items appropriate for their consideration consistent with the Audit Committee charter).

      During these quarterly reviews, the Company’s Auditors will make all necessary regulatory disclosures including the following,

1. Critical accounting policies

2. Material written communications

3. Alternative accounting treatments discussed with management and auditors preferred treatment

4. Disputes with management, if any

      After the above items have been reviewed to the satisfaction of the Audit Committee, management will leave the meeting and the Audit Committee will meet in closed session with the Company’s Auditors to determine if any additional issues need to be addressed in the absence of management. Upon completion of the closed session, management will return to the meeting and the Audit Committee will either approve the draft financial results presented by management for public release, or define a set of necessary conditions and/or follow-up actions for management to take prior to the release of financial results to the public.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. On a quarterly basis, the Audit Committee Chairman will review the Audit Committee Checklist with the Committee to insure that all necessary Audit Committee duties have been addressed and submit an updated copy of the Audit Committee Checklist to the Chairman of the Company. The Chief Financial Officer will act as Secretary of the Audit Committee and prepare minutes of meetings for Audit Committee approval.

ITV-PS-03

INTEVAC, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 2003 Employee Stock Purchase Plan of Intevac, Inc. Capitalized terms used herein shall have the meanings assigned to such terms in the attached Appendix.

     1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

     2.     Eligibility.

             (a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period under this Plan shall be eligible to participate in such Offering Period, subject to the requirements of Section 4. Additionally, provided that an individual is an Employee as of a Semi-Annual Entry Date within an Offering Period, such individual may enter such Offering Period on such Semi-Annual Entry Date.

             (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

     3.     Offering Periods. The Plan shall be implemented by a series of successive Offering Periods, with such succession continuing thereafter until (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased, or (ii) terminated in accordance with Section 19. Each new Offering Period shall commence on such date as determined by the Administrator; provided, however, that the first Offering Period shall commence on the first Trading Day on or after August 1, 2003. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, except as provided in Section 23.

     4.     Participation.

             (a) First Purchase Interval in the Offering Period. An Employee who is eligible to participate in the Plan pursuant to Section 2 shall be entitled to participate in the first Purchase Interval in the first Offering Period only if such individual submits to the Company’s payroll office (or its designee), a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than five (5) business days from the effective date of such S-8 registration statement (the “Enrollment Window”). An eligible Employee’s failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual’s participation in the Offering Period.

             (b) Subsequent Purchase Intervals and Offering Periods. An Employee who is eligible to participate in the Plan pursuant to Section 2 may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date or Semi-Annual Entry Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

     5.     Payroll Deductions.

             (a) At the time a participant enrolls in the Plan pursuant to Section 4, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each such payday; provided, that should a payday occur on a Purchase Date, a participant shall have the payroll deductions made on such payday applied to his or her account under the new Offering Period or Purchase Interval, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 9.

             (b) Payroll deductions authorized by a participant shall commence on the first payday following the Entry Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 9; provided, however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

             (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

             (d) A participant may (i) discontinue his or her participation in the Plan as provided in Section 9, (ii) increase the rate of his or her payroll deductions once during each Purchase Interval, and (iii) decrease the rate of his or her payroll deductions once during each Purchase Interval by (x) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Purchase Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (y) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 9). The Administrator may, in its sole discretion, change or institute any limit as to the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 5(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

             (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 2(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Interval. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Interval which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 9.

             (f) At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the purchase right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

     6.     Grant of Purchase Right. On the Enrollment Date of each Offering Period, or the Semi-Annual Entry Date of each Offering Period for each Employee who entered such Offering Period on a Semi-Annual Entry Date, each Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Purchase Interval more than 750 shares of Common Stock (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 2(b) and 8. The Employee may accept the grant of such purchase right by electing to participate in the Plan in accordance with the requirements of Section 4. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Interval of such Offering Period. Exercise of the purchase right shall occur as provided in Section 7, unless the participant has withdrawn pursuant to Section 9. The purchase right shall expire on the last day of the Offering Period.

     7.     Exercise of Purchase Right.

             (a) Unless a participant withdraws from the Plan as provided in Section 9, his or her purchase right for the purchase of shares of Common Stock shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to purchase right shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Interval or Offering Period, subject to earlier withdrawal by the participant as provided in Section 9. Any other funds left over in a participant’s account after the Purchase Date shall be returned to the participant. During a participant’s lifetime, a participant’s purchase right to purchase shares hereunder is exercisable only by him or her.

             (b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which purchase rights are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on an Entry Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising purchase rights to purchase Common Stock on such Purchase Date, and continue the Offering Period then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising purchase rights to purchase Common Stock on such Purchase Date, and terminate the Offering Period then in effect pursuant to Section 19. The Company may make pro rata allocation of the shares of Common Stock available on the Entry Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Entry Date.

     8.     Delivery. As soon as administratively practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, the shares purchased upon exercise of his or her purchase right in a form determined by the Administrator (in its sole discretion). No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any purchase right granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 8.

     9.     Withdrawal.

             (a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her purchase right under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s purchase right for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 4.

             (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

     10.     Termination of Employment. In the event a participant ceases to be an Employee of an Employer, his or her purchase right shall immediately expire and any payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant’s purchase right shall be automatically terminated.

     11.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.     Stock.

             (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares plus any shares which have been reserved but not issued under the Company’s 1995 Employee Stock Purchase Plan as of the date of its termination.

             (b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.     Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     14.     Designation of Beneficiary.

             (a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Purchase Date on which the purchase right is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the purchase right. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

             (b) In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

             (c)  All beneficiary designations under this Section 14 shall be made in such form and manner as the Administrator may prescribe from time to time.

     15.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a purchase right or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 9.

     16.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.

     17.     Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

     18.     Adjustments, Dissolution, Liquidation, Merger or Change of Control.

             (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each purchase right under the Plan which has not yet been exercised, and the numerical limits of Section 6.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s purchase right has been changed to the New Purchase Date and that the participant’s purchase right shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9.

             (c) Merger or Change of Control. In the event of a merger of the Company with or into another corporation or a Change of Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Purchase Interval then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and the Offering Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s purchase right has been changed to the New Purchase Date and that the participant’s purchase right shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9.

     19.     Amendment or Termination.

             (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect purchase rights previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

             (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

             (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                     (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                     (ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and

                     (iii) allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     20.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.     Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to a purchase right under the Plan unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of a purchase right, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until terminated pursuant to Section 19.

     23.     Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their purchase right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period and the current Offering Period shall automatically terminate after such purchase of shares on the Purchase Date. The Administrator may shorten the duration of such new Offering Period within five (5) business days following the start date of such new Offering Period.

APPENDIX

     The following definitions shall be in effect under the Plan:

             Definitions.

             (a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 13.

             (b) “Board” means the Board of Directors of the Company.

             (c) “Change of Control” means the occurrence of any of the following events:

                     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

                     (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

                     (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

                     (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 22), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

          (d) “Code” means the Internal Revenue Code of 1986, as amended.

          (e) “Common Stock” means the common stock of the Company.

          (f) “Company” means Intevac, Inc., a California corporation.

          (g) “Compensation” means an Employee’s base straight time gross earnings, but exclusive of payments for commissions, overtime, shift premium and other compensation.

          (h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

          (i) “Director” means a member of the Board.

          (j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

          (l) “Enrollment Date” means the first Trading Day of each Offering Period.

          (m) “Entry Date” means the Enrollment Date or Semi-Annual Entry Date on which an individual becomes a participant in the Plan.

          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                  (iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

          (p) “Offering Periods” means the successive periods of approximately twenty-four (24) months, each comprised of one or more successive Purchase Intervals. The duration and timing of Offering Periods may be changed pursuant to Section 3 of this Plan.

          (q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (r) “Plan” means this 2003 Employee Stock Purchase Plan.

          (s) “Purchase Date” means the last Trading Day in January and July of each year. The first Purchase Date under the Plan shall be January 30, 2004.

          (t) “Purchase Interval” shall mean the approximately six (6) month period running from the first Trading Day in February of each year through the last Trading Day in July of each year or from the first Trading Day in August of each year through the last Trading Day in January of the following year. However, the initial Purchase Interval shall commence on the Enrollment Date of the first Offering Period and end on the last Trading Day in January 2004.

          (u) “Purchase Price” means, for each participant, an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on (i) the Participant’s Entry Date into that Offering Period, or (ii) on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19.

          (v) “Semi-Annual Entry Date” means the first Trading Day of each Purchase Interval provided that such Trading Day is not an Enrollment Date.

          (w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (x) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTEVAC, INC.

     Kevin Fairbairn and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. which the undersigned is entitled to vote at our Annual Meeting of Shareholders on May 14, 2003, and at any adjournments or postponements thereof, as follows on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR each of the proposals below. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals below and at the discretion of the persons named as proxies upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

1.	The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

Nominees: Norman H. Pond, Kevin Fairbairn, David S. Dury, Robert D. Hempstead, David N. Lambeth, Robert Lemos and H. Joseph Smead

FOR ☐	WITHHELD ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.	Proposal to approve the 2003 Intevac Employee Stock Purchase Plan and reserve the issuance of 250,000 shares thereunder:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to ratify the appointment of Grant Thornton LLP as independent public accountants of Intevac for the fiscal year ending December 31, 2003:

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

DATE:	, 2003

(Signature)

(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.